Exhibit 99.1

Cipher Digital Announces Pricing of Private Offering of $850.0 Million of 0.00% Convertible Senior Notes Due 2032 and Concurrent Exchange of Convertible Senior Notes Due 2030

NEW YORK – October 14, 2026 – Cipher Digital Inc. (NASDAQ:CIFR) (“Cipher” or the “Company”), a leading developer, owner and operator of industrial-scale data centers, today announced the pricing of its offering of $850.0 million aggregate principal amount of 0.00% convertible senior notes due 2032 (the “notes”) in a private offering (the “offering”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The issuance and sale of the notes are scheduled to settle on October 16, 2026, subject to customary closing conditions. Cipher granted the initial purchasers of the notes a 13-day option to purchase up to an additional $150.0 million aggregate principal amount of notes. Concurrently with the offering, Cipher expects to exchange a portion of its outstanding 1.75% Convertible Senior Notes due 2030 (the “2030 notes”).

The notes will be senior, unsecured obligations of Cipher. The notes will not bear regular interest, and the principal amount of the notes will not accrete. The notes will mature on November 1, 2032, unless earlier repurchased, redeemed or converted. Prior to August 1, 2032, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and thereafter, the notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Cipher will settle conversions by paying or delivering, as applicable, cash, shares of its common stock, par value $0.001 per share (“common stock”), or a combination of cash and shares of its common stock, at Cipher’s election. The initial conversion rate will be 65.3211 shares of common stock per $1,000 principal amount of notes, which represents an initial conversion price of approximately $15.31 per share of common stock. The initial conversion price represents a premium of approximately 35.0% over the last reported sale price of $11.34 per share of Cipher’s common stock on October 13, 2026. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Cipher’s option at any time, and from time to time, on or after November 5, 2029 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Cipher’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. Cipher may also redeem the notes, in whole but not in part, at any time if the aggregate principal amount of notes then outstanding is less than 10% of the aggregate principal amount of notes initially issued (including any notes issued pursuant to the initial purchasers’ option to purchase additional notes) and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Cipher to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the applicable repurchase date. In addition, unless Cipher has previously called all outstanding notes for redemption, noteholders may at their option require Cipher to repurchase their notes for cash on November 1, 2030 at a repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid special interest and additional interest, if any, to, but excluding, the repurchase date.

Cipher estimates that the net proceeds to it from the offering will be approximately $835.1 million (or approximately $982.5 million if the initial purchasers exercise in full their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions but before deducting Cipher’s estimated offering expenses. Cipher intends to use approximately $89.7 million of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below and use the remainder to fund the additional equity investment in the Barber Lake project, support the build-out of its high-performance computing (HPC) strategy across its near-term pipeline, continue to expand its pipeline of development sites, and for general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, then Cipher intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

Concurrently with the offering, in separate, privately negotiated transactions with a limited number of holders of the 2030 notes, Cipher expects to exchange approximately $165.9 million principal amount of the 2030 notes for aggregate consideration (inclusive of accrued interest) consisting of approximately 40.7 million shares of Cipher’s common stock (the “Concurrent 2030 Notes Exchange”).

Holders of the 2030 notes that participate in any such exchanges may purchase or sell shares of Cipher’s common stock in the open market and/or enter into or unwind various derivative transactions to unwind any hedge positions they may have with respect to the 2030 notes or to hedge their exposure in connection with these transactions. These activities could increase (or reduce the size of any decrease in) or decrease (or reduce the size of any increase in) the market price of Cipher’s common stock.

In connection with the pricing of the notes, Cipher entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of Cipher’s common stock that initially underlie the notes. The cap price of the capped call transactions will initially be $28.35 per share, which represents a premium of 150% over the last reported sale price of Cipher’s common stock of $11.34 per share on October 13, 2026, and is subject to certain adjustments under the terms of the capped call transactions. The capped call transactions are generally expected to reduce the potential dilution to Cipher’s common stock upon any conversion of the notes and/or offset any potential cash payments Cipher is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

In connection with establishing their initial hedges of the capped call transactions, Cipher expects the option counterparties or their respective affiliates will enter into various derivative transactions with respect to Cipher’s common stock and/or purchase shares of Cipher’s common stock concurrently with or shortly after the pricing of the notes, including with, or from, certain investors in the notes. This activity could increase (or reduce the size of any decrease in) the market price of Cipher’s common stock or the notes at that time.

In addition, Cipher has been advised to expect that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Cipher’s common stock and/or purchasing or selling shares of Cipher’s common stock or other securities of Cipher in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) on each exercise date for the capped call transactions, which are expected to occur on each trading day during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity date of the notes and (y) following any early conversion of the notes, any repurchase of the notes by Cipher on any fundamental change repurchase date, any optional repurchase date, any redemption date or any other date on which the notes are repurchased by Cipher, in each case if Cipher exercises the relevant election to terminate the corresponding portion of the capped call transactions). This activity could also cause or avoid an increase or a decrease in the market price of Cipher’s common stock or the notes, which could affect noteholders’ ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

J. Wood Capital Advisors LLC is acting as financial advisor to the Company.

About Cipher

Cipher develops and operates industrial-scale data centers engineered for next-generation computing at the highest standards of innovation, precision, and excellence. The Company brings together deep expertise across power sourcing, construction, engineering, operations, real estate, and technology to deliver high-quality data centers purpose built for HPC workloads. By partnering with premier tenants, Cipher seeks to meet the growing demand for industrial-scale data center capacity and become a leading HPC development platform that is built for hyperscale.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, such as, statements regarding the completion of the offering, the initial purchasers’ option to purchase additional notes, the expected amount and intended use of the net proceeds, the completion and the effects of the Concurrent 2030 Notes Exchange and the effects of entering into the capped call transactions are forward-looking statements and should be evaluated as such. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and its management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: whether the offering and the Concurrent 2030 Notes Exchange will be completed, including the satisfaction of the related closing conditions, whether the capped call transactions will become effective, volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, Cipher’s evolving business model and strategy and efforts Cipher may make to modify aspects of Cipher’s business model or engage in various strategic initiatives, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, the ability of Cipher’s customers, tenants, and other counterparties to perform their contractual obligations, the ability of Cipher to complete its data centers and future strategic growth initiatives in a timely manner or within anticipated cost estimates, risks relating to the development, construction, and operation of Cipher’s data centers, the availability of capital and financing on acceptable terms, changes in market demand, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Cipher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on February 24, 2026, and Cipher’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026 filed with the SEC on August 4, 2026, and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Courtney Knight

Head of Investor Relations at Cipher Digital

courtney.knight@cipherdigital.com

Media Contact:

Ryan Dicovitsky

Dukas Linden Public Relations

CipherDigital@DLPR.com